Exhibit 99.1
September 16, 2010 07:00 AM Eastern Daylight Time
3G Capital Commences Tender Offer for All Shares of Burger King Holdings, Inc.
Previously-Announced Offer Price of $24.00 Per Share in Cash
MIAMI & NEW YORK—(BUSINESS WIRE)—Burger King Holdings, Inc. (NYSE:BKC) (the “Company”) and 3G Capital today announced that an entity controlled by 3G Capital, Blue Acquisition Sub, Inc., has commenced the previously-announced tender offer for all of the outstanding shares of common stock of Burger King Holdings, Inc. at a price of $24.00 per share, net to the seller in cash without interest. Blue Acquisition Sub, Inc. and its parent company, Blue Acquisition Holding Corporation, are controlled by 3G Special Situations Fund II, L.P.
On September 2, 2010, the Company and 3G Capital announced that the Company and certain entities controlled by 3G Capital had signed a definitive merger agreement pursuant to which the tender offer would be made. The Company’s board of directors has unanimously approved the terms of the merger agreement, including the tender offer.
Pursuant to the merger agreement, after completion of the tender offer and the satisfaction or waiver of all conditions, the Company will merge with Blue Acquisition Sub, Inc. and all outstanding shares of the Company’s common stock, other than shares held by Blue Acquisition Holding Corporation, Blue Acquisition Sub, Inc. or the Company or shares held by the Company’s stockholders who have and validly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive cash equal to the $24.00 offer price per share. In certain cases, the parties have agreed to proceed with a one-step merger transaction if the tender offer is not completed.
Blue Acquisition Holding Corporation and Blue Acquisition Sub, Inc. are filing with the Securities and Exchange Commission (SEC) today a tender offer statement on Schedule TO, including an offer to purchase and related letter of transmittal, setting forth in detail the terms of the tender offer. Additionally, the Company is filing with the SEC today a solicitation/recommendation statement on Schedule 14D-9 setting forth in detail, among other things, the recommendation of the Company’s board of directors that the Company’s stockholders tender their shares into the tender offer.
The completion of the tender offer is subject to conditions, including, among others, that there be validly tendered, and not withdrawn, that number of shares that, together with any shares then owned by Blue Acquisition Holding Corporation and its subsidiaries, equals at least 79.1% of the outstanding shares of Burger King Holdings, Inc., the receipt of required approvals and the receipt of proceeds under executed bank commitment letters.
The tender offer and withdrawal rights are scheduled to expire at midnight, New York City time, on Thursday, October 14, 2010, unless extended or earlier terminated.

About Burger King Holdings, Inc.
The BURGER KING(R) system operates more than 12,150 restaurants in all 50 states and in 76 countries and U.S. territories worldwide. Approximately 90 percent of BURGER KING(R) restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. In 2010, Fortune magazine ranked Burger King Corp. (BKC) among America’s 1,000 largest corporations and Standard & Poor’s included shares of Burger King Holdings, Inc. in the S&P MidCap 400 index. BKC was recently recognized by Interbrand on its top 100 “Best Global Brands” list and Ad Week has named it one of the top three industry-changing advertisers within the last three decades. To learn more about Burger King Corp., please visit the company’s website at http://www.bk.com.
About 3G Capital
3G Capital is a multi-billion dollar, global investment firm focused on long-term value creation, with a particular emphasis on maximizing the potential of brands and businesses. The firm and its partners have a strong history of generating value through operational excellence, board involvement, deep sector expertise and an extensive global network. 3G Capital works in close partnership with management teams at its portfolio companies and places a strong emphasis on recruiting, developing and retaining top-tier talent. Affiliates of the firm and its partners have controlling or partial ownership stakes in global companies such as Anheuser-Busch InBev, Lojas Americanas, the largest non-food and online retailer in Latin America, and America Latina Logistica (ALL), the largest railroad and logistics company in Latin America. 3G Capital’s main office is in New York City. For more information on 3G Capital and the transaction, please go to http://www.3g-capital.com.
Forward Looking Statements
This press release may contain “forward-looking statements”. These forward-looking statements involve significant risks and uncertainties and are not guarantees of future performance. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements include, without limitation, statements regarding the consummation of the tender offer and merger and the intent of any parties about future actions. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties, including uncertainties as to how many of the Company stockholders will tender their stock in the offer; the possibility that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived and risks and uncertainties relating to these matters that are discussed in documents filed with the SEC by Burger King Holdings, Inc. as well as the tender offer documents to be filed by an affiliate of 3G Capital and the solicitation/recommendation statement to be filed by the Company. Investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting 5505 Blue Lagoon Drive, Miami, Florida 33126, telephone number 305-378-7696 or investor@whopper.com. Neither 3G Capital nor the Company undertakes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Notice to Investors
This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock is being made pursuant to an offer to purchase and related materials that an affiliate of 3G Capital will file with the SEC. An affiliate of 3G Capital will file a tender offer statement on Schedule TO with the SEC in connection with the commencement of the offer, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all the Company’s stockholders when available. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. The Schedule TO, Schedule 14D-9 and related materials may be obtained for free from D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, Toll-Free Telephone: (800) 714-3313. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company by contacting the Company’s Investor Relations at 5505 Blue Lagoon Drive, Miami, Florida 33126, telephone number 305-378-7696 or investor@whopper.com.
Additional Information about the Merger and Where to Find It
In connection with the potential transaction referred to in this press release, Burger King Holdings, Inc. may file a proxy statement with the SEC related to the approval of the merger agreement by the Company’s stockholders. Additionally, the Company will file other relevant materials with the SEC in connection with the proposed acquisition of the Company by an affiliate of 3G Capital pursuant to the terms of the merger agreement. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from the Company by contacting the Company’s Investor Relations at 5505 Blue Lagoon Drive, Miami, Florida 33126, telephone number 305-378-7696 or investor@whopper.com. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Burger King Holdings, Inc. and its respective directors, executive officers and other members of their management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2009 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended June 30, 2010, and the proxy statement and other relevant materials which may be filed with the SEC in connection with the merger when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.
Contacts
Burger King Holdings, Inc.
Media:
Susan Robison, 305-378-7277
or
Investors:
Amy Wagner, 305-378-7696
or
For 3G Capital
Brunswick Group LLC
Steve Lipin, 212-333-3810

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